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                                February 1, 2003

      Allmerica Financial Life Insurance and Annuity Company
      440 Lincoln Street

      Worcester MA 01653

      RE:    VEL II ACCOUNT OF ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY
             COMPANY
             FILE NO.'S:  33-57792 AND 811-7466

      Gentlemen:

      In my capacity as Assistant Vice President and Counsel of Allmerica Financial Life Insurance and Annuity Company (the "Company"), I have participated in the preparation of this Post-Effective Amendment to the Registration Statement for the VEL II Account on Form N-6 under the Securities Act of 1933 and the Investment Company Act of 1940, with respect to the Company's individual flexible premium variable life insurance policies.

      I am of the following opinion:

      1. The VEL II Account is a separate account of the Company validly existing pursuant to the Delaware Insurance Code and the regulations issued thereunder.

      2. The assets held in the VEL II Account equal to the reserves and other Policy liabilities of the Policies which are supported by the VEL II Account are not chargeable with liabilities arising out of any other business the Company may conduct.

      3. The individual flexible premium variable life insurance policies, when issued in accordance with the Prospectus contained in the Post-Effective Amendment to the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

      In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

      I hereby consent to the filing of this opinion as an exhibit to this Post-Effective Amendment to the Registration Statement of the VEL II Account on Form N-6 filed under the Securities Act of 1933 and the Investment Company Act of 1940.

                                            Very truly yours,

                                            /s/ Sheila B. St. Hilaire

                                            Sheila B. St. Hilaire
                                            Assistant Vice President and Counsel